UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 30, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company announced today that it has acquired Kids Behavioral Health of Utah, Inc., a Utah corporation. Kids Behavioral Health of Utah, Inc. owns and operates Copper Hills Youth Center, a 126-bed adolescent residential treatment center located in West Jordan, Utah.

The transaction was structured as a stock purchase agreement dated as of December 30, 2005, whereby Horizon Health Hospital Services, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, acquired all of the outstanding stock of Kids Behavioral Health of Utah, Inc. from Kids Behavioral Health, LLC, a Nevada limited liability company. The aggregate purchase price was approximately $9.4 million and was financed under the Company’s existing credit facility.

The transaction was effective January 1, 2006.

A copy of the stock purchase agreement and the press release issued by the Company are attached as exhibits to this report.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

Exhibit No.	Description of Exhibit
Exhibit 10.1*	Stock Purchase Agreement dated as of December 30, 2005, by and among Kids Behavioral Health, LLC as Shareholder and Kids Behavioral Health of Utah, Inc., and Horizon Health Hospital Services, Inc. as Purchaser.

Exhibit 99.1	Press Release dated January 3, 2006

*	The exhibits and schedules to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit to the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: January 3, 2006	By:	/s/ JOHN E. PITTS
John E. Pitts
Executive Vice President, Finance and CFO